SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

[  ]

Preliminary Information Statement

[  ]

Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)2))

[X]

Definitive Information Statement

PACIFIC ALLIANCE VENTURES LTD.
(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

[X]

No fee required

[  ]

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.

Title of each class of securities to which transaction applies:

2.

Aggregate number of securities to which transaction applies:

3.

Per unit price or other underlying value of transaction, computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.

Proposed maximum aggregate value of transaction:

5.

Total fee paid:

[  ]

Fee paid previously with preliminary materials.

[  ]

Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.

Amount Previously Paid:

2.

Form Schedule or Registration Statement No.:

3.

Filing Party:

4.

Date Filed:

SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

Pacific Alliance Ventures Ltd.
Suite C102, 10000 North 31st Avenue
Phoenix, Arizona  USA  85051

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Pacific Alliance Ventures Ltd., a Nevada corporation, to the holders of record at the close of business on the record date, November 28, 2005, of the company's outstanding common stock, $.0005 par value per share, pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of our corporate name from "Pacific Alliance Ventures Ltd.” to "Eurasia Energy Limited".

Our Board of Directors unanimously approved the change of name to "Eurasia Energy Limited".  The name change to “Eurasia Energy Limited” will more accurately reflect our future business as disclosed in our Form 8-K Current Report filed on December 19, 2005.  Our company also received the consent of a majority of the outstanding shares of our common stock.  Our company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file Articles of Amendment to amend our Certificate of Incorporation changing our name.  This amendment will not be filed until after a date which is at least twenty (20) days after the filing and mailing of this Definitive Information Statement.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State.  We anticipate that such filing will occur twenty (20) days after this Definitive Information Statement is first mailed to shareholders.

The entire cost of furnishing this Information Statement will be borne by our company.  We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held of record by them.

Our board of directors have fixed the close of business on November 28, 2005 as the record date for the determination of shareholders who are entitled to receive this Information Statement.  There were 20,065,135 shares of common stock issued and outstanding on November 28, 2005. We anticipate that this Information Statement will be mailed on or about December 21, 2005 to all shareholders of record as of the record date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, since January 1, 2005, being the commencement of our last completed financial year, none of the following persons has any substantial interest, direct or indirect, by security holdings or otherwise in any matter to be acted upon:

1.

any director or officer of the company;

2.

any proposed nominee for election as a director of the company; and

3.

any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled "Principal Shareholders and Security Ownership of Management". To our knowledge, no director has advised that he intends to oppose any action described herein.

PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

As of the record date, November 28, 2005, we had a total of 20,065,135 shares of common stock ($.0005 par value per common share) issued and outstanding.

The following table sets forth, as of November 28, 2005, certain information with respect to the beneficial ownership of our common stock by each shareholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers.  Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.  Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Nicholas W. Baxter, Director Downiehills Farm, Blackhills Peterhead Aberdeenshire AB42 3LB, UK	3,000,000 shares Direct Ownership	14.95%
Velda King, Director Suite C102, 10000 North 31st Avenue, Phoenix, Arizona 85051	20,000 shares Direct Ownership	0.10%
Gerald R. Tuskey, Director 2522 Mathers Avenue West Vancouver, B.C., V7V 2J1	1,000,000 shares Direct Ownership	4.98%
Sean Jordan Suite 1, 1909 Queen Street East Toronto, Ontario, M4L 1H3	1,500,000 shares Direct Ownership	7.47%
Kevin Bell 1160 - 20th Avenue Prince George, B.C.	1,500,000 shares Direct Ownership	7.47%
Melanie Bell #1 Smithfield Manor 5, Riddells Bay Road, Warwick WK04 Bermuda	1,500,000 shares Direct Ownership	7.47%
Lloyd Blackmore 18 Queens Street St. Georges, Bermuda	1,500,000 shares Direct Ownership	7.47%

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
Ryan Bateman 2 Tablerock Avenue Pembroke, Bermuda HM04	1,500,000 shares Direct Ownership	7.47%
Katrin Braun 8095 - 170th Street Surrey, B.C., V4N 4Y7	1,500,000 shares Direct Ownership	7.47%
Management as a Group including executive officers and directors	4,020,000 shares Direct Ownership	20.03%

(1)

Based on 20,065,135 shares of common stock issued and outstanding as of November 28, 2005.  Except as otherwise indicated, we believe that the beneficial owners of our common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

AMENDMENT TO THE CORPORATION'S ARTICLES

On November 28, 2005, our board of directors approved, subject to receiving the approval of a majority of the shareholders of our common stock, an amendment to our Articles of Incorporation to change the name of our company from "Pacific Alliance Ventures Ltd." to "Eurasia Energy Limited".

Shareholder approval for the change of name was obtained by written consent of eight shareholders collectively owning 11,000,000 shares of our common stock, which represented 54.81% on the record date, November 28, 2005.  The change of name will not become effective until not less than twenty (20) days after this Information Statement is first mailed to shareholders of our common stock and until the appropriate filings have been made with the Nevada Secretary of State.  We have relied upon the exemption contained in section 240.14(a)-2(b)(2) of Regulation 14A to proceed with the change of our corporate name without adherence to the general proxy solicitation rules set out in Regulation 14A.

CHANGES TO OUR BUSINESS

Our company was incorporated in the State of Nevada on October 20, 2003 and has pursued business as a marketing and advertising service provider since that time.  Our company designs marketing and advertising campaigns for corporate clients wishing to increase awareness of their products, services, corporate image and general corporate branding.

Our company has conducted its business through offices in Phoenix, Arizona and Vancouver, British Columbia.  Traditionally, our company has worked with freelance designers, writers and editors who enable the Company to react to customer demands without the need to incur large fixed overhead costs.  Management of our company has investigated the opportunities and challenges in expanding our marketing and advertising business.  Even though our company has experienced revenue and marginal profitability on almost a quarterly basis, management is of the view that the Company’s current business may not present the best opportunity for our company to maximize long term returns for our shareholders.  Through the second half of 2005, management has considered other potential opportunities for our company including opportunities in businesses which have no connection to marketing and advertising.  In particular, our director, Mr. Nicholas W. Baxter, has been proactive in pursuing an opportunity in the oil and gas industry based on his previous experience and contacts in that industry.  Through Mr. Baxter’s efforts, the Company has been presented with a potentially lucrative opportunity in the oil and gas industry.  This opportunity is described below and in our company’s Form 8K Current Report filed on December 19, 2005.

Our company has entered into a memorandum of understanding (“MOU”) with the State Oil Company of the Azerbaijan Republic (“SOCAR”) which grants our company the exclusive right to negotiate an Exploration, Rehabilitation, Development and Production Sharing Agreement (“ERDPSA”) for a 600 square kilometer oil and gas block (the “Block”) in the Republic of Azerbaijan.  The effective date of the MOU is December 7, 2005.  The Block includes the producing Alat-Deniz oil and gas field and seven additional exploration structures namely, the Hamamdag-Deniz, Garasu, Sangi-Mugan, Ulfat, Aran-Deniz, Dashly and Sabayil structures.  The Block is located in the shallow coastal waters of the Azerbaijan sector of the Caspian Sea approximately 70 kilometers south of the Azerbaijan capital of Baku.

Under the terms of the MOU, our company has 12 months to negotiate and sign the ERDPSA with SOCAR.  The MOU stipulates that SOCAR will provide our company with all existing data relevant to the Block within 60 days from the effective date of the MOU.

Our company’s technical team including geologists and petroleum engineering consultants will shortly start a review of the production and exploration data and will assist management in the preparation of a rehabilitation, development and exploration plan for the Block.  This will form the basis of the terms of the ERDPSA.

The opportunity for our company to be considered by SOCAR as a partner for development of the Block is attributable to the efforts of our Director, President and Chief Executive Officer, Mr. Nicholas W. Baxter.  Mr. Baxter is currently a resident of Aberdeenshire, Scotland.  Mr. Baxter has a 20 year career in international resource exploration and development.  Originally trained as a geophysicist, Mr. Baxter received a Bachelor of Science (Honors) from the University of Liverpool in 1975.  Mr. Baxter has worked on geophysical survey and exploration projects in the U.K., Europe, Africa and the Middle East.  From 1981 to 1985, Mr. Baxter was a director of Resource Technology plc, a geophysical equipment sales/services company.  Resource Technology plc went public on the USM in London in 1983 and graduated to the London Stock Exchange in 1984.  Mr. Baxter was a director of Ocean Marine Technologies Inc. from 1987 to 1990.  Ocean Marine Technologies Inc. was involved in offshore gold exploration and light manufacturing and went public on the Vancouver Stock Exchange in 1986.  From 1986 to 2002, Mr. Baxter was the Chief Operating Officer and a director of A&B Geoscience Corporation (now Arawak Energy Corporation).

In the early 1990’s, Mr. Baxter was among the first western entrepreneurs to establish operations in Azerbaijan following the cessation of Soviet influence in the country.  In 1994, Mr. Baxter negotiated and managed the first marine seismic survey in the Caspian Sea by a western contractor.  This 2D seismic survey was conducted over a Block offshore Turkmenistan using an Azerbaijani vessel provided under an agreement with SOCAR.  Following the successful completion of this marine seismic survey and the development of a good working relationship with SOCAR, Mr. Baxter commenced negotiations on behalf of A&B Geoscience Corporation for exploration and development rights over an onshore oil and gas Block.  These efforts culminated in 1998 with the signing of the first onshore production sharing agreement in Azerbaijan by Commonwealth Gobustan Limited (a subsidiary of A&B Geoscience Corporation) and its partner, Union Texas Petroleum.  In 2002, an international oil trading firm purchased control of a majority interest in A&B Geoscience Corporation (now Arawak Energy Corporation).  Mr. Baxter ceased to be an officer and director of Arawak Energy Corporation in 2003.  Mr. Baxter is an original subscribing shareholder of our company and owns 15% of our currently issued common shares.

Our company’s entry into the MOU with SOCAR and eventual change of business will not result in our company issuing any equity or debt securities.  The transaction does not constitute a reverse takeover or “back door listing”.  Our company has no immediate plans for changes to its board of directors.  Our new business will be primarily managed by our President and C.E.O., Mr. Nicholas W. Baxter.  During the course of building the development plan for the Block and negotiating the provisions of the ERDPSA, we may invite additional qualified individuals with international oil and gas experience to join our board of directors.  We anticipate that our current business not directly related to the MOU will continue through the first two quarters of fiscal 2006 ending June 30, 2006 as current contractual obligations are satisfied.

DISSENTERS RIGHTS

Under Nevada law, shareholders of our common stock are not entitled to dissenter's rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

FINANCIAL AND OTHER INFORMATION

For more detailed information on our corporation, including financial statements, you may refer to our Registration Statement on Form SB-2 and other periodic filings made with the SEC from time to time.  Copies of these documents were mailed to all shareholders of our corporation.  Additional copies are available on the SEC's EDGAR database at www.sec.gov or by calling our secretary at 604.681.9588.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, Pacific Alliance Ventures Ltd. has duly caused this report to be signed by the undersigned hereunto authorized.

December 21, 2005

PACIFIC ALLIANCE VENTURES LTD.

By:

/s/Gerald R. Tuskey
         Gerald R. Tuskey
        C.F.O., Secretary, Treasurer and Director

APPENDIX A

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada  89701-4299
(775) 684 5708
Website:  secretaryofstate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.385 and 78.390)

Important:  Read attached instructions before completing form.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporation
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.

Name of corporation:

Pacific Alliance Ventures Ltd.

2.

The articles have been amended as follows:  (provide article numbers, if available):

Article 1 of the Company is amended to read:  Eurasia Energy Limited

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is:                                                                                                                   54.81%

4.

Effective date of filing (optional): _____________________________________________

                                                                                (must not be later than 90 days after the certificate is filed)

5.

Officer Signature (required):  ________________________________________________

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

SUBMIT IN DUPLICATE

This form must be accompanied by appropriate fees.  See attached fee schedule.